                                                                    File No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                        HAWTHORNE FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ____________

                DELAWARE                                        95-2085671
      (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

         2381 ROSECRANS AVENUE                                     90245
         EL SEGUNDO, CALIFORNIA                                 (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (310) 725-5000
                                  ____________

                        HAWTHORNE FINANCIAL CORPORATION
                           EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                  ____________

          AGENT FOR SERVICE:                           COPIES TO:
            JAMES D. SAGE                        JAMES R. WALTHER, ESQ.
           GENERAL COUNSEL                        MAYER, BROWN & PLATT
   HAWTHORNE FINANCIAL CORPORATION         350 SOUTH GRAND AVENUE, 25TH FLOOR
        2381 ROSECRANS AVENUE              LOS ANGELES, CALIFORNIA  90071-1503
    EL SEGUNDO, CALIFORNIA  90245                    (213) 229-9597
            (310) 725-5000
                                  ____________

                                     CALCULATION OF REGISTRATION FEE
==============================================================================================================

    Title of Securities to be           Amount           Proposed            Proposed           Amount of
            Registered                  to be            Maximum             Maximum         Registration Fee
                                      Registered      Offering Price        Aggregate
                                                       Per Share *       Offering Price *
--------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01
   par value.....................       300,000            $10.75            $3,225,000           $977.18
                                        Shares
==============================================================================================================

* Estimated solely for the purpose of computing the registration fee (pursuant to Rule 457(h) of the regulations under the Securities Act of 1993, as amended) on the basis of the average of the high and low prices for the common stock ("Common Stock") of Hawthorne Financial Corporation (the "Registrant") as reported on the NASDAQ National Market System on March 14, 1997.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. Section 230.462.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1. & 2.    The documents containing the information for the Hawthorne
Financial Corporation (the "Company" or the "Registrant") Employee Stock Option Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.


PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Registrant's Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended September 30, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended June 30, 1996.

         (c) The Registrant's Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended March 31, 1996.

         (d) The Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1995.

         (e) The description of the Registrant's common stock, par value $0.01 per share, set forth as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended September 30, 1995.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by





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




reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in general that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity, but only for expenses (including attorneys' fees) actually and reasonably incurred, may be provided in connection with an action or suit by or in the right of a corporation, provided that such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless and only to the extent that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law provides generally that a corporation may include a provision in its certificate of incorporation which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's certificate of incorporation includes provisions implementing the foregoing limitations on director liability authorized by
Section 102(b)(7) of the Delaware General Corporation Law and the rights to indemnification provided for in Section 145 of the Delaware General Corporation Law to the full extent permitted by such laws as the same now are or may hereinafter be in effect.

         The Registrant has obtained directors and officers liability insurance coverage for its directors and officers. This policy provides coverage for damages, judgments, settlements, defense costs, charges and expenses incurred by reason of any actual or alleged breach of duty, error, misstatement, misleading statement or omission done or attempted solely in the capacity as directors and/or officers of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

         See Index to Exhibits.

ITEM 9.    UNDERTAKINGS.

         (a)     Rule 415 Offering.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;





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




                                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)      Indemnification of Directors and Officers.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions of the Registrant's articles of incorporation or by-laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               INDEX TO EXHIBITS



Exhibit                                                                                                     Sequential
Number           Description of Document                                                                   Page Number
------           -----------------------                                                                   -----------
4.1      Hawthorne Financial Corporation Employee Stock Option Plan

5.1      Opinion of Mayer, Brown & Platt

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5.1 hereto)

24.1     Power of Attorney (filed as part of signature pages hereto)

_________________





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hawthorne, State of California, on March 19, 1997.


                                       HAWTHORNE FINANCIAL CORPORATION


                                       By:  /s/  Scott A. Braly
                                          -------------------------------------
                                          Scott A. Braly
                                          President and Chief Executive Officer





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




         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Braly as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                               Date
               ---------                                      -----                               ----
  /s/  Scott A. Braly                    President, Chief Executive Officer and               March 19, 1997
 --------------------
 Scott A. Braly                          Director (Principal Executive Officer)


  /s/  Norman A. Morales                 Executive Vice President and Chief Financial         March 19, 1997
 -----------------------
 Norman A. Morales                       Officer (Principal Financial Officer)


  /s/  Jessica P. Vlaco                  Senior Vice President, Director of Finance           March 19, 1997
 ----------------------
 Jessica P. Vlaco                        (Principal Accounting Officer)


  /s/  Marilyn Garton Amato              Director                                             March 19, 1997
 ----------------------------
 Marilyn Garton Amato


  /s/  Timothy R. Chrisman               Chairman of the Board                                March 19, 1997
 -------------------------
 Timothy R. Chrisman

  /s/  R. Michael Hall                   Director                                             March 19, 1997
 ---------------------
 R. Michael Hall


  /s/  Charles S. Jacobs                 Director                                             March 19, 1997
 -----------------------
 Charles S. Jacobs




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


  /s/  Harry F. Radcliffe                Director                                             March 19, 1997
 ------------------------
 Harry F. Radcliffe


  /s/  Howard E. Ritt                    Director                                             March 19, 1997
 --------------------
 Howard E. Ritt


  /s/  Robert C. Troost                  Director                                             March 19, 1997
 ----------------------
 Robert C. Troost


  /s/  Anthony W. Liberati               Director                                             March 19, 1997
 -------------------------
 Anthony W. Liberati







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